Filed Pursuant to Rule 433
Registration Nos. 333-185282 and 333-185282-04

$1.5B VOLKSWAGEN AUTO LOAN ENHANCED TRUST (VALET) 2013-2

JOINT BOOKRUNNERS:  Barclays (str), DB

CO-MANAGERS:  BAML, Citi, GS, HSBC, RBS

CL	$ Size-MM	WAL	S&P/F	P. WIN	E. WIN	L. FIN	BMK+SPD	YLD	COUP	PRICE
A1	304.000	0.25	A–1+/F1+	1-7	05/14	11/14		0.23%	0.23%	100.00000
A2	502.000	1.04	AAA/AAA	7-20	06/15	07/16	EDSF+14	0.424%	0.42%	99.99626
A3	530.000	2.34	AAA/AAA	20-40	02/17	04/18	IntS+21	0.711%	0.70%	99.97693
A4	164.000	3.48	AAA/AAA	40-43	05/17	03/20	IntS+31	1.168%	1.16%	99.98239

TICKER:	VALET 2013-2	REGISTRATION:	SEC-REG
EXPECTED PXG:	PRICED	EXPECTED RATINGS:	S&P/FITCH
EXPECTED SETTLE:	11/13/13	PXG SPEED:	1.3% ABS TO 10% CALL
FIRST PAY:	11/20/13	ERISA ELIGIBLE:	YES
BILL & DELIVER:	BARCLAYS	MIN DENOMS:	$1k by $1k
CUSIPS:	A-1 9286PAAA1
A-2 92867PAB9
A-3 92867PAC7
A-4 92867PAD5

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.